Exhibit 10.33
ENDORSEMENT NO.1
to the
TITLE INSURANCE QUOTA SHARE REINSURANCE CONTRACT
(the “Contract”)
by and among
The Applicable Companies listed in Schedule 1 in relation to the Relevant US State,
(as such Schedule 1 shall be amended from time to time to include additional
Applicable Companies agreed by the Reinsurer and States Title, Inc)
(each an “Applicable Company” and together the “Companies”),
AND
States Title, Inc
(acting as Agent on behalf of the Companies)
AND
SCOR GLOBAL P&C SE – Zurich Branch
General Guisan-Quai 26, 8022 Zurich, Switzerland
(the “Reinsurer”)
(Effective: Date of Policy of first incepting Eligible Policy)
It is hereby mutually agreed that this Endorsement No. 1 shall be made part of the Contract as follows:
In accordance with Article 11 – SPECIAL ACCEPTANCE of the Contract, the following nonEligible Policies shall be specially accepted under the Contract (“Special Acceptance”) and shall be subject to the additional terms and conditions specified below:
1.SPECIAL ACCEPTANCE POLICIES
1.1Jumbo Mortgage Loan Title Policies:
1.1.1Jumbo Mortgage Loan Title Policies shall mean loan title insurance policies that use State Title’s artificial intelligence-driven underwriting methods that are issued by an Applicable Company at the origination of a refinancing of a “Jumbo Mortgage Loan” (as defined below); provided that such policies are issued to lenders whose Jumbo Mortgage Loan Guidelines (as defined in clause 2.1.3.1) meet the Jumbo Mortgage Eligibility Criteria set forth in Appendix I of this Endorsement, or as otherwise agreed to by Reinsurer in accordance with clause 2.1.3.3.

1.1.2For the purposes of this Special Acceptance, a “Jumbo Mortgage Loan” shall mean a mortgage loan with a loan amount that exceeds the maximum conforming loan limits set by the Federal Housing Finance Agency (FHFA) at the time and place of origination of the loan.
1.2.FHA Mortgage Loan Title Policies:
1.2.1FHA Mortgage Loan Title Policies shall mean loan title insurance policies that use State Title’s artificial intelligence-driven underwriting methods that are issued by an Applicable Company at the origination of a refinancing of a residential mortgage loan that is eligible for and intended to be insured by the United States Federal Housing Administration. Such mortgage loans shall meet the minimum standards of the applicable government agency and originator at the time and place of origination.
1.3VA Mortgage Loan Title Policies:
1.3.1VA Mortgage Loan Title Policies shall mean loan title insurance policies that use State Title’s artificial intelligence-driven underwriting methods that are issued by an Applicable Company at the origination of a refinancing of a residential mortgage loan that is eligible for and intended to be insured by the United States Veterans Administration. Such mortgage loans shall meet the minimum standards of the applicable government agency and originator at the time and place of origination.
2.ADDITIONAL CONDITIONS TO SPECIAL ACCEPTANCE
2.1This Endorsement and the acceptance of non-Eligible Policies pursuant to clause 1 above as Special Acceptances under the Contract are further conditioned upon the following:
2.1.1States Title shall at all times use its commercial best efforts to ensure that:
2.1.1.1in 2018, no more than forty (40) percent of the total policy volume (by count) covered under the Contract is represented by Jumbo Mortgage Loan Title Policies;
2.1.1.2in 2018, no more than twenty-five (25) percent of the total policy volume (by count) covered under the Contract is represented by the sum of FHA Mortgage Loan Title Policies and VA Mortgage Loan Title Policies;
2.1.1.3from 2019, at least fifty (50) percent of the total policy volume (by count) covered under the Contract is represented by Eligible Policies; and

2.1.1.4States Title provides Reinsurer with updated monthly counts of policies issued year to date, outstanding commitments, and projections of the then-current calendar year’s policy volume.
2.1.2States Title will:
2.1.2.1Undertake commercial best efforts to produce a statistically valid analysis that confirms and verifies in Reinsurer’s judgment the effectiveness and expected profitability of the States Title underwriting model, including any modifications that States Title proposes should be made to the model, separately for each of Jumbo Mortgage Loan Title Policies, FHA Mortgage Loan Title Policies, and VA Mortgage Loan Title Policies. Commercial best efforts in respect of this clause 2.1.2.1 will include, but not be limited to, paying for manual title searches at States Title’s expense if the required information is not obtainable through other means.
2.1.2.2Provide to Reinsurer the analysis generated pursuant to clause 2.1.2.1 by no later than September 1, 2018, or such other date mutually agreed by the parties.
2.1.2.3Have written agreements with lenders that include terms to limit selection bias. These written agreements shall provide that no policy shall be submitted to States Title or an Applicable Company if a request for a title commitment was sent by the lender to a different title insurer within the preceding 120 days, or if the lender, its employees or agents knows or has reason to know of defects that would give rise to a claim under the policy which are not disclosed to States Title or an Applicable Company.
2.1.3In relation to Jumbo Mortgage Loan Title Policies:
2.1.3.1Prior to issuing any title commitments to any given lender, States Title shall review the lender’s written underwriting, credit, and eligibility guidelines and procedures for making exceptions thereto (“Guidelines”) in order to validate that the loans for which States Title will issue title policies will be originated subject to not less than generally accepted standards for transaction eligibility, borrower eligibility (including identity and OFAC verification), occupancy type, credit, assets, income, property types, and documentation thereof.

2.1.3.2Prior to issuing any title commitments to any given lender, States Title shall provide to Reinsurer the Guidelines or a written summary thereof along with a written statement confirming whether the Guidelines comply with the terms of the Contract (including this Endorsement). Such written statement also shall include a description of any deviations between the Guidelines and the Jumbo Mortgage Eligibility Criteria and/or from generally accepted standards and practices, and whether and under what circumstances the Guidelines permit exceptions to the Jumbo Mortgage Eligibility Criteria.
2.1.3.3Within ten (10) Business Days of receiving such statement pursuant to clause 2.1.3.2, Reinsurer shall have the right to review the summary or the Guidelines for compliance with this Special Acceptance and shall raise any objections in writing to States Title to be settled as soon as practicable by the parties. This Special Acceptance shall not extend to and no Jumbo Mortgage Title Policy shall be issued by States Title or an Applicable Company if Reinsurer objects to either the summary or the Guidelines pursuant to this clause 2.1.3. The parties agree that no separate special acceptance endorsement is required in the event Reinsurer does not raise any objections pursuant to this clause 2.1.3.
2.1.3.4States Title shall re-verify each lender’s Guidelines at least every 24 months and shall inform Reinsurer in writing of any changes that could be expected to have a material effect on the loss ratio of Jumbo Mortgage Loan Title Policies issued to the lender.
3.TERMINATION
3.1Reinsurer may, at its sole option, with 15 days written notice, terminate this Special Acceptance for either Jumbo Mortgage Loan Title Policies and/or FHA Mortgage Loan Title Policies and/or VA Mortgage Loan Title Policies in the event:
3.1.1an Applicable Company or States Title fails to strictly adhere to the conditions contained in this Special Acceptance; or
3.1.2losses attributable to the Special Acceptances provided for herein are reasonably expected to be materially higher than forty (40) percent of Gross Net Written Premium.
3.2A Special Acceptance terminated under this clause 3 will be on a run-off basis. Reinsurer will have no liability for Losses on any policy specially accepted hereunder with a Date of Policy after the effective date of termination. For the avoidance of doubt, Reinsurer will remain liable for any Losses arising from any policy specially accepted hereunder with a Date of Policy prior to and including the effective date of termination.
3.3In the event Reinsurer terminates a Special Acceptance pursuant to this clause 3, the parties agree to negotiate in good faith, for no more than 15 days unless mutually agreed otherwise, to agree to alternative terms regarding the policies to be specially accepted.
4.GENERAL PROVISIONS
Expressions defined in the Contract and used in this Endorsement have the meaning set out in the Contract.
Expressions not defined in the Contract or this Endorsement but defined by laws, regulations, or rules affecting mortgage loans or real estate transactions shall be interpreted according to such laws, regulations, or rules.
Except as set out in this Endorsement, the Contract shall continue in full force and effect.
This Endorsement will be governed by and construed according to the laws of the State of New York exclusive of that state’s rules with respect to conflicts of laws, however, with respect to credit for reinsurance, the rules of all applicable states will apply.

SIGNING BLOCK
IN WITNESS WHEREOF, each Applicable Company, States Title and the Reinsurer have caused this Endorsement to be executed by their duly authorized representatives:
In San Francisco, CA. , this 15 day of December , in the year of 2017
On behalf of
STATES TITLE, INC

By:	Adrienne Harris
Signature:	/s/ Adrienne Harris
Title:	General Counsel
In San Francisco, CA. , this 15 day of December , in the year of 2017
On behalf of
STATES TITLE INSURANCE COMPANY

By:	Adrienne Harris
Signature:	/s/ Adrienne Harris
Title:	General Counsel
In San Francisco, CA. , this 15 day of December , in the year of 2017
On behalf of
STATES TITLE INSURANCE COMPANY OF CALIFORNIA

By:	Adrienne Harris
Signature:	/s/ Adrienne Harris
Title:	General Counsel
In Zurich, Switzerland , this 13th day of December , in the year of 2017
On behalf of
SCOR GLOBAL P&C SE – ZURICH BRANCH

	By:	Doris Egli
SCOR Global P&C SE, Paris Zurich Branch Zurich, Switzerland	Signature:	/s/ Doris Egli
	Title:	Underwriting Manager Credit & Security

APPENDIX I:
JUMBO MORTGAGE ELIGIBILITY CRITERIA